Exhibit 99.1

February 17, 2015

Tim Gentz, Chairman of the Board of Directors

Speed Commerce

1303 East Arapaho Road

Richardson, TX 75081

Re:      Resignation from Speed Commerce Board of Directors

Dear Tim:

I hereby resign from the Board of Directors of Speed Commerce effective immediately.

As I have mentioned to you, there are family matters that will require additional time on my part in the future, and these and other personal considerations require that I make this decision.

I appreciate having had the opportunity to serve on the Board. I thank you and the other Board members for your hard work and your good will and friendship; and I wish the Board and Speed Commerce the best of future success.

Very truly yours,

/s/ M. David Bryant

M. David Bryant

cc:     Richard Willis

          Ryan Urness